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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2004


                              THE OHIO ART COMPANY
                              --------------------
             (Exact name of registrant as specified in its charter)


OHIO                            0-4479                    34-4319140
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(State or other jurisdiction    (Commission               (IRS Employer
of incorporation)               File Number)              Identification No.)


P.O.BOX 111, BRYAN, OH                                          43506
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(Address of principal executive offices)                       (Zip Code)




Registrant's telephone number, including area code  (419) 636-3141
                                                   ---------------






Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

The Ohio Art Company (the "Company") announced that on November 29, 2004, it entered into an asset purchase agreement to sell substantially all of the assets of its Strydel Diversified Products ("Strydel") division to May and Scofield, LLC. The purchase price for the sale will be dependent on the valuation of certain of the assets, including inventory and tooling, at the date of closing on the transaction. The Company agreed to retain liabilities of Strydel incurred prior to the closing of the sale with certain exceptions. The Strydel transaction is contingent upon the occurrence of certain conditions that must be met prior to the transfer of Strydel's assets. The effective date for the transfer is expected to be no later than March 31, 2005. There can be no assurance, however, that the closing will occur.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE OHIO ART COMPANY


                                         By:     /s/ Jerry D. Kneipp
                                            ------------------------------------
                                              Name:  Jerry D. Kneipp
Date:  December 2, 2004                       Title: Chief Financial Officer